SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                          July 26, 2006 (July 24, 2006)
                Date of Report (Date of earliest event reported)
                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                            16770 West Bernardo Drive
                           San Diego, California 92127
                    (Address of principal executive offices)

                                 (858) 304-3016
              (Registrant's telephone number, including area code)

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ITEM 8.01. Other Events.

      e. Digital Corporation has entered into amendments on July 25, 2006 effective as of June 30, 2006 with the holder of the company's two 15% Promissory Notes ("15% Notes") to (i) extend the maturity date under the 15% Note with a principal amount of $750,000 from June 30, 2006 to December 31, 2006, (ii) amend and restate a 15% Promissory Note representing unpaid interest of $290,164.36 under prior 15% Notes to provide for monthly payments of principal and interest of $5,000.00 with the balance due and payable on December 31, 2006.

      The full text of each amendment is attached hereto as Exhibit 4.40.4 and
Exhibit 4.40.6 respectively.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            e.DIGITAL CORPORATION

                            By: /s/ Robert Putnam
Date: July 26, 2006         ----------------------------
                            Robert Putnam, Senior Vice President,
                            Interim Chief Accounting Officer and Secretary
                            (Principal Financial and Accounting Officer and duly
                            authorized to sign on behalf of the Registrant)

                                  EXHIBIT INDEX

Exhibit No.   Description

4.40.2 Second Amendment to 15% Promissory Note between the company and Davric Corporation effective as of January 14, 2004.

4.40.3 Third Amendment to 15% Promissory Note between the company and Davric Corporation effective as of January 31, 2005

4.40.4 Fourth Amendment to 15% Promissory Note between the company and Davric Corporation effective as of June 30, 2006

4.40.5 Promissory Note between the company and Davric Corporation in the principal amount of $150,000 effective as of January 31, 2005

4.40.6 Promissory Note between the company and Davric Corporation in the principal amount of $290,164.36 effective as of June 30, 2006